ASSIGNMENT AND ASSUMPTION

OF LEASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (“Agreement”) is made and entered into this 15th day of October, 2007, by and between Doc Holliday Casino, LLC, a Colorado limited liability company (“Assignor”) and Global Casinos, Inc., a Utah corporation (“Global Casinos”) and Doc Holliday Casino II, LLC, a Colorado limited liability company, (collectively “Assignee”).

RECITALS

WHEREAS, Assignor, as Tenant, and 157 Lane, LLC, a Colorado limited liability company and Jigsaw Puzzle, LLC, a Colorado limited liability company (collectively as “Landlord”) entered into that certain Multi-Tenant Lease Agreement dated July 15, 2003, together with Addendum to Multi-Tenant Lease dated July 17, 2003 and Second Addendum dated July ___, 2003 (collectively the “Lease”) pursuant to which Landlord agreed to lease to Assignor certain premises commonly known as 129-131 Main Street, Central City, Colorado; and,

WHEREAS, Landlord has provided its written consent dated September 29, 2007 to an Assignment of said Lease by Assignor to Global Casinos, Inc.; and,

WHEREAS, Landlord has provided its further written consent dated October 7, 2007 to an Assignment of said Lease by Global Casinos to Doc Holliday Casino II, LLC; and,

WHEREAS, Assignor desires to assign all of its right, title and interest in the Lease to Assignee and Assignee desires to assume Assignor’s obligations under the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Assignment.  Subject to and concurrently with the consummation of that certain Asset Purchase and Sale Agreement dated June 14, 2007, as amended by Amendment No. 1 thereto dated as of September 28, 2007 (the “Agreement”) (the “Effective Date”), Assignor hereby assigns to Global Casinos and Global Casinos hereby assigns to Assignee all of its right, title and interest in and to the Lease including any and all prepaids and other rights or entitlements of Assignor under the Lease, subject to all of the terms, covenants, conditions and provisions of the Lease.

2.  Assumption.  From and after the date hereof, Assignee hereby assumes, covenants and agrees to keep and perform each and every obligation of Assignor under the Lease.  Assignee agrees to be bound by each and every provision of the Leases as if it had executed the same.

3.  Assignor’s Representations and Warranties.  Assignor represents and warrants to Assignee that:

(a)

the Lease is in full force and effect, unmodified except as provided in this Agreement;

(b)

Assignor’s interest in the Lease is free and clear of any liens, encumbrances or adverse interests of third parties;

(c)

Assignor possesses the requisite legal authority  to assign its interest in the Lease as provided herein.

(d)

There are no sums due and owing by Assignor under the Lease as of the effective date hereof, and there exists no condition of default thereunder.

4.  Indemnification.  Assignor agrees to indemnify, defend and hold harmless Global Casinos and Assignee from any and all claims, demands and debts due under the Lease prior to the Effective Date and Global Casinos and Assignee agree to indemnify, defend and hold harmless Assignor from any and all claims, demands and debts which may become due under the Lease on or after the Effective Date

5.  Expenses.  The parties hereto will bear their separate expenses in connection with this Agreement and its performance.

6.  Entire Agreement.  This Agreement embodies the entire understanding of the parties hereto and there are no other agreements or understandings written or oral in effect between the parties relating to the subject matter hereof unless expressly referred to by reference herein.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or their duly authorized agents.

7.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and each of the parties hereto submits to the non-exclusive jurisdiction of the courts of the State of Colorado in connection with any disputes arising out of this Agreement.

8.  Successors and Assigns.  This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

9.  Attorneys’ Fees.  In the event of a dispute arising under this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys’ fees.

10.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be deemed the same as originals.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ASSIGNOR:

ASSIGNEE:

Doc Holliday Casino, LLC

Global Casinos, Inc.

By:

/s/ Fedele V. Scutti

By:

/s/ Clifford L. Neuman

Fedele V. Scutti, its Manager

Clifford L. Neuman, its President

Doc Holliday Casino II, LLC

By:  Global Casinos, Inc., its

Manager

By:

/s/ Clifford L. Neuman

Clifford L. Neuman, its President

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